EXHIBIT 99.1


SYSCO                                                             [COMPANY LOGO]
--------------------------------------------------------------------------------
SYSCO Corporation
1390 Enclave Parkway                             NEWS RELEASE
Houston, Texas 77077-2099
(281) 584-1390
                                                 FOR MORE INFORMATION
FOR IMMEDIATE RELEASE
                                                 CONTACT: John M. Palizza
                                                          Assistant Treasurer
                                                          (281) 584-1308


                SYSCO REPORTS 8.7 PERCENT SALES GROWTH IN SECOND
                        QUARTER AND DILUTED EPS OF $0.33


HOUSTON, JANUARY 30, 2006 -- SYSCO Corporation (NYSE: SYY), North America's leading foodservice marketer and distributor, today announced sales and earnings results for the 13-week second quarter of fiscal year 2006 that ended December 31, 2005.

SECOND  QUARTER  FISCAL  2006  HIGHLIGHTS:
o Sales increased 8.7% to $7.971 billion from $7.331 billion in last year's second quarter.
o Net earnings were $204.2 million vs. $232.6 million in last year's second quarter.
o Diluted earnings per share were $0.33 compared to $0.36 in last year's second quarter.
o Gross profit margins increased 21 basis points in the quarter compared to the same period last year, or 19.27% compared to 19.06%.
o Second quarter EPS data includes a net expense of $0.04 for incremental share-based compensation, principally stock option expense, which was not required to be expensed in fiscal 2005.

FIRST  HALF  FISCAL  2006  HIGHLIGHTS:
o Sales increased 7.5% to $15.982 billion from $14.863 billion in the same period last year.
o Net earnings after the cumulative effect of an accounting change taken during SYSCO's first fiscal quarter of 2006 were $412.7 million compared to $458.6 million in the first half of fiscal 2005.
o Diluted earnings per share were $0.64 compared to $0.70 in last year's first 26 weeks.
o Gross profit margins increased 11 basis points in the first 26 weeks of fiscal 2006 compared to the same period last year, or 19.18% compared to 19.07%.
o EPS data for the first 26 weeks of fiscal 2006 includes a net expense of $0.09 for incremental share-based compensation, principally stock option expense, which was not required to be expensed in fiscal 2005.

     Richard J. Schnieders, SYSCO's chairman, chief executive officer and president, commented, "I am very pleased with this quarter's sales growth of 8.7 percent, which is a return to SYSCO's historical performance levels. The results were due to sound execution of our growth strategies, including Business Reviews, increased staffing in our key Customer Contact areas and the efforts of our marketing associates. Our strategic investments in these areas were validated by the growth they produced, and we will continue to invest in these areas for future growth. Our industry has endured a variety of challenges in the past several quarters, especially in terms of fuel costs and the effects of food cost inflation. By remaining focused on our long-term goals, we have executed on the basic building blocks of our business and positioned ourselves for future success."

SALES:

     The quarter's 8.7 percent sales growth includes sales from non-comparable acquisitions (less than 12 months) of 1.3 percent. Second quarter sales growth also includes inflation, as measured by the change in SYSCO's cost of goods, of
0.6 percent.

     SYSCO's Business Review process continued to produce strong customer relationships during the quarter. The process, which tailors value-added products and services such as menu reengineering and customer loyalty programs, was performed with more than 8,500 customers during the second quarter, resulting in sales increases in the mid-teens percentage range during the quarter for those customers reviewed. The company has also increased its Customer Contact personnel by approximately 3.0 percent since the start of fiscal year 2006 - principally marketing associates and business review and development professionals - to continue to build on its sales success.

GROSS  PROFIT  MARGINS:

     Gross profit margins increased 21 basis points in the second quarter, the largest increase in the last 14 consecutive quarters. Customer mix led the gross profit margin increase. Marketing associate-served sales - sales to SYSCO's core business of independent restaurants - were 53.3 percent of U.S. broadline sales in the quarter versus 53.1 percent last year.


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

EXPENSES:

     Operating expenses as a percent to sales were 14.70 percent during the second quarter compared to 13.71 percent in the same quarter a year ago. Major items of expense incurred in the quarter that were in excess of last year's second quarter expenses include an additional $13.0 million in fuel expense; $5.9 million in added pension expense; and a smaller gain in the cash surrender value of corporate owned life insurance in the amount of $3.5 million that resulted in a negative comparison of $10.8 million. Expense for share-based compensation - an item that is included in second quarter fiscal 2006 expenses but is not included in expenses for the same period last year-- totaled $29.3 million. In addition, costs for the National Supply Chain project, net of benefits, were $14.0 million in the second quarter of fiscal 2006.

CAPITAL  SPENDING:

     Capital expenditures during the quarter were $138.6 million. Through the first 26 weeks of fiscal 2006, capital expenditures were $232.8 million. For the entire fiscal year 2006, the company continues to project capital expenditures to be in a range of $425 million to $450 million, which is in line with SYSCO's historical capital spending trends.

OTHER  RECENT  DEVELOPMENTS:

     Ramp-up of case volume at SYSCO's Northeast Redistribution Center (RDC) will resume in February. The ramp-up process will continue throughout the remainder of fiscal 2006, with the majority of projected weekly case volume flowing through the facility by the end of the fourth fiscal quarter. Management continues to expect the National Supply Chain project to produce competitive advantages for SYSCO, including better procurement practices and warehousing techniques and overall supply chain efficiencies.

     In January of 2006 SYSCO completed the purchase of land in Alachua, Florida for the future site of its second Redistribution Center (RDC). Construction of that facility is expected to be completed within the next 14 to 16 months.

     Construction of SYSCO's fold-out operation that will serve the Raleigh, North Carolina market progressed according to plan during the quarter and that facility is expected to begin distributing product by the end of fiscal 2006. Sysco Food Services - Gulf Coast, Inc., the company's broadline fold-out in Geneva, Alabama, opened in December 2005.

     SYSCO's FreshPoint subsidiary completed the acquisition of A-One-A Produce & Dairy (Pompano Beach, FL; $90.8 million in sales for calendar year 2004) during the second quarter of fiscal 2006. In addition, broadliner Western Foods (Little Rock, AR; approximately $62.3 million in sales for its fiscal year 2005) merged into SYSCO's Little Rock operation during the quarter.

     Approximately $177.8 million was invested to repurchase 5.6 million shares during the second quarter. SYSCO has approximately 21.5 million shares remaining on its current share repurchase authorizations.

CONFERENCE  CALL  &  WEBCAST:

     As previously announced, SYSCO's second quarter fiscal 2006 earnings conference call will be held at 10:00 a.m. EDT on Monday, January 30, 2006. A live webcast of the call, as well as a copy of this press release, will be available online at www.sysco.com under Investor Relations.

ABOUT  SYSCO:

     SYSCO is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. For the fiscal year 2005 that ended July 2, 2005, the company generated $30.3 billion in sales. For more information about SYSCO visit the company's Internet home page at www.sysco.com.

Forward-Looking Statements

     Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding future capital expenditures; the potential for future success; and the expected timing and benefits of the national supply chain project and regional redistribution centers. These statements involve risks and uncertainties and are based on management's current expectations and estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include risks that pertain to SYSCO's business, including the risks relating to the foodservice distribution industry's relatively low profit margins and sensitivity to general economic conditions, including the current economic environment and consumer spending; increased fuel costs; SYSCO's leverage and debt risks; the successful completion of acquisitions and integration of acquired companies; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; construction schedules; management's allocation of capital and the timing of capital purchases such as fleet and equipment; competitive conditions; labor issues; and internal factors such as the ability to control expenses. Earnings are also impacted by option expensing, which is based on certain assumptions regarding the number and fair value of options granted, resulting tax benefits and shares outstanding. Capital expenditures may vary from those projected based on changes in business plans and others factors. For a discussion of additional factors that could cause actual results to differ from those described in the forward-looking statements, see the Company's Annual Report on Form 10-K for the fiscal year ended July 2, 2005 as filed with the Securities and Exchange Commission.

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


                                                  SYSCO CORPORATION
                                   CONSOLIDATED RESULTS OF OPERATIONS (UNAUDITED)
                                        (In Thousands Except for Share Data)

                                                                              FOR THE 13-WEEKS ENDED
                                                                              ----------------------
                                                                  DECEMBER 31, 2005               JANUARY 1, 2005
                                                                  -----------------               ---------------
Sales                                                              $   7,971,061                   $   7,331,257
Costs and expenses
    Cost of sales                                                      6,434,753                       5,933,515
    Operating expenses                                                 1,171,469                       1,004,919
    Interest expense                                                      29,227                          17,766
    Other, net                                                            (2,220)                         (1,693)
                                                                  -----------------               ---------------
Total costs and expenses                                               7,633,229                       6,954,507
                                                                  -----------------               ---------------
Earnings before income taxes                                             337,832                         376,750
Income taxes                                                             133,650                         144,107
                                                                  -----------------               ---------------

Net earnings                                                       $     204,182                   $     232,643
                                                                  =================               ===============

Net Earnings:
Basic earnings per share                                           $        0.33                   $        0.36
                                                                  =================               ===============
Diluted earnings per share                                         $        0.33                   $        0.36
                                                                  =================               ===============
Average shares outstanding                                           620,137,592                     638,638,789
                                                                  =================               ===============
Diluted average shares outstanding                                   627,147,814                     652,993,142
                                                                  =================               ===============
--------------------------------------------------------------------------------------------------------------------
Comparative segment sales data.
(Unaudited)                                                                   FOR THE 13-WEEKS ENDED
                                                                              ----------------------
($000)                                                            DECEMBER 31, 2005               JANUARY 1, 2005
                                                                  -----------------               ---------------
SALES:
    Broadline                                                      $   6,288,335                   $   5,881,372
    SYGMA                                                              1,070,214                         941,421
    Other                                                                714,187                         593,028
    Intersegment                                                        (101,675)                        (84,564)
                                                                  -----------------               ---------------

Total                                                              $   7,971,061                   $   7,331,257
                                                                  =================               ===============
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


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
                                                  SYSCO CORPORATION
                                   CONSOLIDATED RESULTS OF OPERATIONS (UNAUDITED)
                                        (In Thousands Except for Share Data)
                                                                              FOR THE 26-WEEKS ENDED
                                                                              ----------------------
                                                                 DECEMBER 31, 2005                 JANUARY 1, 2005
                                                                 -----------------                 ---------------
Sales                                                                $15,981,545                     $14,863,182
Costs and expenses
    Cost of sales                                                     12,915,546                      12,028,446
    Operating expenses                                                 2,348,125                       2,060,331
    Interest expense                                                      51,473                          35,465
    Other, net                                                            (5,335)                         (3,662)
                                                                 -----------------                 ---------------
Total costs and expenses                                              15,309,809                      14,120,580
                                                                 -----------------                 ---------------
Earnings before income taxes                                             671,736                         742,602
Income taxes                                                             268,344                         284,045
                                                                 -----------------                 ---------------

Earnings before cumulative effect
  of accounting change                                                   403,392                         458,557
Cumulative effect of accounting change                                     9,285                              --
                                                                 -----------------                 ---------------
Net earnings                                                      $      412,677                    $    458,557
                                                                 =================                 ===============

Earnings before cumulative effect of
  accounting change:
Basic earnings per share                                          $         0.65                    $       0.72
                                                                 =================                 ===============
Diluted earnings per share                                        $         0.64                    $       0.70
                                                                 =================                 ===============
Net Earnings:
Basic earnings per share                                          $         0.66                    $       0.72
                                                                 =================                 ===============
Diluted earnings per share                                        $         0.65                    $       0.70
                                                                 =================                 ===============
Average shares outstanding                                           623,470,638                     638,403,789
                                                                 =================                 ===============
Diluted average shares outstanding                                   631,396,186                     652,448,434
                                                                 =================                 ===============
--------------------------------------------------------------------------------------------------------------------
Comparative segment sales data.
(Unaudited)                                                                   FOR THE 26-WEEKS ENDED
                                                                              ----------------------
($000)                                                           DECEMBER 31, 2005                 JANUARY 1, 2005
                                                                 -----------------                 ---------------
SALES:
    Broadline                                                     $   12,671,189                    $ 12,009,666
    SYGMA                                                              2,129,995                       1,857,201
    Other                                                              1,368,529                       1,158,762
    Intersegment                                                        (188,168)                       (162,447)
                                                                 -----------------                 ---------------
Total                                                             $   15,981,545                    $ 14,863,182
                                                                 =================                 ===============
--------------------------------------------------------------------------------------------------------------------



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
                                                 SYSCO CORPORATION
                                      CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                                   (In Thousands)
                                                                        DECEMBER 31, 2005          JANUARY 1, 2005
                                                                        -----------------          ---------------
ASSETS
Current assets
   Cash                                                                      $  253,938               $  152,926
   Receivables                                                                2,360,132                2,167,931
   Inventories                                                                1,672,908                1,546,007
   Prepaid expenses                                                              65,273                   64,714
                                                                        -----------------          ---------------
     Total current assets                                                     4,352,251                3,931,578

Plant and equipment at cost, less depreciation                                2,344,423                2,232,172

Other assets
   Goodwill and intangibles                                                   1,346,228                1,258,716
   Restricted cash                                                              102,723                  185,660
   Prepaid pension cost                                                         428,005                  289,464
   Other                                                                        236,557                  203,297
                                                                        -----------------          ---------------
      Total other assets                                                      2,113,513                1,937,137
                                                                        -----------------          ---------------
Total assets                                                             $    8,810,187             $  8,100,887
                                                                        =================          ===============


LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Notes payable                                                         $       31,814             $     67,153
   Accounts payable                                                           1,813,247                1,684,567

   ACCRUED EXPENSES                                                             689,048                  626,651
   Accrued income taxes                                                         189,593                  239,984
   Deferred taxes                                                               208,224                  183,748
   Current maturities of long-term debt                                         209,247                  367,853
                                                                        -----------------          ---------------
     Total current liabilities                                                3,141,173                3,169,956

Other liabilities
   Long-term debt                                                             1,827,586                1,101,852
   Deferred taxes                                                               727,084                  716,977
   Other long-term liabilities                                                  403,087                  268,878
                                                                        -----------------          ---------------

     TOTAL OTHER LIABILITIES                                                  2,957,757                2,087,707

Contingencies
Shareholders' equity
   Preferred stock                                                                    -                        -
   Common stock, par $l per share                                               765,175                  765,175
   Paid-in capital                                                              470,274                  364,738
   Retained earnings                                                          4,766,135                4,239,352
   Other comprehensive income                                                    21,980                   52,813
   Treasury stock                                                            (3,312,307)              (2,578,854)
                                                                        -----------------          ---------------
   Total shareholders' equity                                                 2,711,257                2,843,224
                                                                        -----------------          ---------------
Total liabilities and shareholders' equity                               $    8,810,187             $  8,100,887
                                                                        =================          ===============


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
                                                       SYSCO CORPORATION
                                              CONSOLIDATED CASH FLOWS (UNAUDITED)
                                                        (In Thousands)
                                                                                             FOR THE 26-WEEKS ENDED
                                                                                             ----------------------
                                                                                  DECEMBER 31, 2005            JANUARY 1, 2005
                                                                                  -----------------            ---------------
Cash flows from operating activities:

  NET EARNINGS                                                                     $      412,677               $    458,557
  Add non-cash items:
      Cumulative effect of accounting change                                               (9,285)                         -
      Share-based compensation expense                                                     74,168                     11,697
      Depreciation and amortization                                                       169,558                    150,294
      Deferred tax provision                                                              261,766                    265,289
      Provision for losses on receivables                                                  16,654                     15,019
  Additional investment in certain assets and liabilities,
      net of effect of businesses acquired:
      (Increase) decrease in receivables                                                  (57,632)                    32,612
      (Increase) in inventories                                                          (193,578)                  (123,510)
      (Increase) in prepaid expenses                                                       (4,716)                    (9,378)
      (Decrease) in accounts payable                                                       (8,753)                   (78,330)
      (Decrease) in accrued expenses                                                      (30,287)                  (119,306)
      (Decrease) in accrued income taxes                                                 (311,809)                  (224,079)
      (Increase) in other assets                                                          (18,001)                    (7,689)
      Increase (decrease) in other long-term liabilities and prepaid
        pension cost, net                                                                   9,534                     (9,453)
      Excess tax benefits from share-based
        compensation arrangements                                                          (3,080)                         -
                                                                                  -----------------            ---------------
    Net cash provided by operating activities                                             307,216                    361,723
                                                                                  -----------------            ---------------
Cash flows from investing activities:
  Additions to plant and equipment                                                       (232,790)                  (205,585)
  Proceeds from sales of plant and equipment                                               12,822                      7,331
  Acquisition of businesses, net of cash acquired                                         (54,776)                   (33,439)
  Increase in restricted cash balances                                                       (992)                   (16,334)
                                                                                  -----------------            ---------------

    Net cash used for investing activities                                               (275,736)                  (248,027)
                                                                                  -----------------            ---------------
Cash flows from financing activities:
  Bank and commercial paper repayments                                                    (32,184)                    (6,881)
  Other debt borrowings                                                                   667,497                     68,973
  Cash paid for termination of interest rate swap                                         (21,196)                         -
  Common stock reissued from treasury                                                      76,215                    103,168
  Treasury stock purchases                                                               (473,181)                  (154,858)
  Dividends paid                                                                         (188,159)                  (166,234)
  Excess tax benefits from share-based compensation
      arrangements                                                                          3,080                          -
                                                                                  -----------------            ---------------
    Net cash provided by (used for) financing activities                                   32,072                   (155,832)
                                                                                  -----------------            ---------------
Effect of exchange rate changes on cash                                                    (1,292)                    (4,644)
                                                                                  -----------------            ---------------
Net increase (decrease) in cash                                                            62,260                    (46,780)
Cash at beginning of period                                                               191,678                    199,706
                                                                                  -----------------            ---------------
Cash at end of period                                                              $      253,938               $    152,926
                                                                                  =================            ===============
Cash paid during the period for:
  Interest                                                                         $       47,664               $     34,841
  Income taxes                                                                            313,493                    237,694


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
                 COMPARATIVE SUPPLEMENTAL STATISTICAL INFORMATION RELATED TO SALES (UNAUDITED)
        Comparative SYSCO Brand Sales and Marketing Associate-Served Sales data are summarized below.

                                                                          FOR THE 13-WEEKS ENDED
                                                                          ----------------------
                                                               DECEMBER 31, 2005             JANUARY 1, 2005
                                                               -----------------             ---------------
SYSCO Brand Sales as a % of MA-Served Sales                           55.7%                       57.4%
SYSCO Brand Sales as a % of Total
   Traditional Broadline Sales in the U.S.                            48.2%                       49.7%
MA-Served Sales as a % of Total Traditional
   Broadline Sales in the U.S.                                        53.3%                       53.1%
---------------------------------------------------------------------------------------------------------------


                                                                          FOR THE 26-WEEKS ENDED
                                                                          ----------------------
                                                               DECEMBER 31, 2005             JANUARY 1, 2005
                                                               -----------------             ---------------
SYSCO Brand Sales as a % of MA-Served Sales                          56.2%                        57.7%
SYSCO Brand Sales as a % of Total
   Traditional Broadline Sales in the U.S.                           48.6%                        49.9%
MA-Served Sales as a % of Total Traditional
   Broadline Sales in the U.S.                                       54.2%                        53.9%
---------------------------------------------------------------------------------------------------------------


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